CINCINNATI MILACRON INC. AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS PER SHARE
                                       (UNAUDITED)

                                         (In thousands, except per-share amounts)

                                            12 Weeks Ended         24 Weeks Ended
                                         -------------------     ------------------
                                         June 17,    June 18,    June 17,   June 18,
                                           1995        1994        1995      1994
                                         -------     -------     -------   --------
Net earnings (loss) . . . . . . . . . .  $ 8,355     $ 7,879     $21,399    $12,863
Less preferred dividends. . . . . . . .      (60)        (60)       (120)      (120)
                                         -------     -------     -------    -------
  Net earnings (loss) available
    to common shareholders. . . . . . .  $ 8,295     $ 7,819     $21,279    $12,743
                                         =======     =======     =======    =======
Primary
  Average number of shares
    outstanding . . . . . . . . . . . .   33,931      33,632      33,831     33,592
  Add dilutive effect of
    stock options based on
    treasury stock method . . . . . . .      556         357         480        410
                                         -------     -------     -------    -------
    Total . . . . . . . . . . . . . . .   34,487      33,989      34,311     34,002
                                         =======     =======     =======    =======
       Per share amount . . . . . . . .  $   .24     $   .23     $   .62    $   .37
                                         =======     =======     =======    =======
Fully diluted
  Average number of shares
    outstanding . . . . . . . . . . . .   33,931      33,632      33,831     33,592
  Add dilutive effect of stock
    options based on treasury
    stock method. . . . . . . . . . . .      688         383         546        430
                                         -------     -------     -------    -------
    Total . . . . . . . . . . . . . . .   34,619      34,015      34,377     34,022
                                         =======     =======     =======    =======
       Per share amount . . . . . . . .  $   .24     $   .23     $   .62    $   .37
                                         =======     =======     =======    =======


Note: This computation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.